UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: November 29, 2017

(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01 Entry into a Material Definitive Agreement

On November 29, 2017, Pacific Gas and Electric Company (the “Company”), a California corporation and subsidiary of PG&E Corporation (“Corp”), completed the issuance and sale of (i) $500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2018 (the “2018 Floating Rate Senior Notes”), (ii) $1,150,000,000 aggregate principal amount of 3.30% Senior Notes due 2027 (the “2027 Senior Notes”) and (iii) $850,000,000 aggregate principal amount of 3.95% Senior Notes due 2047 (the “2047 Senior Notes”, and together with the 2018 Floating Rate Senior Notes and the 2027 Senior Notes, the “Notes”).

The Company will use the net proceeds from the offering to repay all of the $700,000,000 outstanding principal amount of its 5.625% senior notes due November 30, 2017, all of the $250,000,000 outstanding principal amount of its floating rate senior notes due November 30, 2017, all of the $250,000,000 floating rate unsecured term loan maturing February 22, 2018 and a portion of the 8.25% senior notes due October 15, 2018 (the “2018 Fixed Rate Notes”), and the balance, if any, for general corporate purposes, which may include capital expenditures and the repayment of outstanding commercial paper.

The Company currently intends to issue a notice of redemption to redeem on or around December 29, 2017 (the “Redemption Date”) $400 million aggregate principal amount of the outstanding 2018 Fixed Rate Notes, representing 50% of the outstanding aggregate principal amount of such notes. The 2018 Fixed Rate Notes will be redeemed at the make-whole redemption price set forth in the indenture governing the 2018 Fixed Rate Notes plus accrued and unpaid interest on the 2018 Fixed Rate Notes to be redeemed to the Redemption Date.

The Notes were sold pursuant to a purchase agreement, dated November 27, 2017 (the “Purchase Agreement”), among the Company and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers named therein (the “Representatives”). The Notes are governed by the terms of an indenture, dated as of November 29, 2017 (the “Indenture”), between the Company and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The 2018 Floating Rate Senior Notes will bear interest at a per annum rate equal to three-month LIBOR for the applicable interest period plus 0.23% (23 basis points). The Company will pay interest on the 2018 Floating Rate Senior Notes quarterly in arrears on February 28, 2018, May 28, 2018, August 28, 2018 and November 28, 2018. The 2018 Floating Rate Senior Notes will mature on November 28, 2018. The 2027 Senior Notes will bear interest at a rate of 3.30% per annum. The Company will pay interest on the 2027 Senior Notes semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2018. The 2027 Senior Notes will mature on December 1, 2027. The 2047 Senior Notes will bear interest at a rate of 3.95% per annum. The Company will pay interest on the 2047 Senior Notes semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2018. The 2047 Senior Notes will mature on December 1, 2047. The Notes will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

The 2018 Floating Rate Senior Notes will not be redeemable prior to maturity. The Company may redeem the 2027 Senior Notes and 2047 Senior Notes in whole or in part at any time at the respective redemption prices described in the Indenture. The Notes will be unsecured and will rank equally with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.

In connection with the issuance and sale of the Notes, the Company entered into a registration rights agreement, dated as of November 29, 2017 (the “Registration Rights Agreement”), with the Representatives, for themselves and on behalf of the other Initial Purchasers (as defined in the Registration Rights Agreement) with respect to the Notes. Under the Registration Rights Agreement, the Company has agreed, with respect to the Notes, to file a registration statement with respect to an offer to exchange the Notes for a new issue of substantially identical notes registered under the Securities Act, to cause an exchange offer registration statement to be declared effective and to consummate the exchange offer not later than the 365th day following the closing of the offering. The Company may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If the Company fails to satisfy these and other obligations contained in the Registration Rights Agreement, additional payments of interest will accrue on the Notes.

The foregoing descriptions of the Notes, Purchase Agreement, Indenture and Registration Rights Agreement do not purport to be complete, and are qualified in their entirety by reference to the Specimens of the 2018 Floating Rate Senior Notes, 2027 Senior Notes and 2047 Senior Notes, Purchase Agreement, Indenture and Registration Rights Agreement, which are filed hereto as Exhibits 4.2, 4.3, 4.4, 10.1, 4.1 and 4.5 respectively, which are incorporated herein by reference.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws of any state of the United States, and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

This report does not constitute an offer to sell, or a solicitation of an offer to buy, or a redemption notice in respect of, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Notes, Indenture and Registration Rights Agreement provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of November 29, 2017, relating to the issuance by Pacific Gas and Electric Company of $500,000,000 aggregate principal amount of Floating Rate Senior Notes due 2018, $1,150,000,000 aggregate principal amount of 3.30% Senior Notes due 2027 and $850,000,000 aggregate principal amount of 3.95% Senior Notes due 2047.

4.2	Specimen of Floating Rate Senior Notes due 2018 (included as Exhibit 1 to Indenture filed as Exhibit 4.1).

4.3	Specimen of 3.30% Senior Notes due 2027 (included as Exhibit 1 to Indenture filed as Exhibit 4.1).

4.4	Specimen of 3.95% Senior Notes due 2047 (included as Exhibit 1 to Indenture filed as Exhibit 4.1).

4.5	Registration Rights Agreement, dated as of November 29, 2017, among Pacific Gas and Electric Company and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers.

10.1	Purchase Agreement, dated as of November 27, 2017, among Pacific Gas and Electric Company and Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the initial purchasers listed on Schedules I-A, I-B and I-C thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

	By:	/s/ David S. Thomason
David S. Thomason
Dated: November 29, 2017		Vice President and Controller

PACIFIC GAS AND ELECTRIC COMPANY

	By:	/s/ David S. Thomason
David S. Thomason
Dated: November 29, 2017		Vice President, Chief Financial Officer and Controller